UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2015 (May 5, 2015)

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former name, former address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, the Compensation Committee of Hexion Holdings LLC, the indirect parent of Hexion Inc. (the “Registrant”), approved the terms of employment for Douglas A. Johns, to serve as Executive Vice President and General Counsel of the Registrant effective May 9, 2015. Mr. Johns, who has been employed by Momentive Performance Materials Inc. (“MPM”) since December 2006, has served as Executive Vice President and General Counsel for the Registrant since October 1, 2010 under a shared services agreement with MPM. His change of employment to Hexion Inc. has been anticipated since October 2014 when MPM emerged from bankruptcy and named a senior management team independent from the Registrant.

Mr. Johns began his career as a trial lawyer at the U.S. Department of Justice and was in private practice before joining the General Electric Company (“GE”) in 1991, where he served as Senior Counsel for global regulatory and environmental matters and Senior Business Counsel at GE Plastics’ European headquarters in Bergen Op Zoom, The Netherlands from 2001 to 2004. From 2004 to December 2006 he served as General Counsel for GE Advanced Materials, a division of GE. When GE divested this business to form MPM in December 2006, Mr. Johns joined MPM as General Counsel and Secretary and served in that capacity until October 24, 2014.

Mr. Johns’ terms of employment provide, among other things, that he will (i) receive an annual base salary of $497,320, (ii) be eligible for a merit increase effective July 1, 2015, (iii) be eligible to receive annual cash incentive compensation awards with a target opportunity equal to 70% of his annual base salary, (iv) be eligible to receive a service-based award under the Momentive Performance Materials Holdings LLC Long-Term Cash Incentive Plan, (v) receive severance equal to 18 months of base salary in the event of a termination of his employment without cause, (vi) receive relocation benefits under the Registrant’s relocation policy and (vii) be eligible for the Registrant’s standard health and welfare benefits and a pro-ration of his annual vacation days. In addition, the Compensation Committee waived the termination of the equity awards held by Mr. Johns in Hexion Holdings LLC and agreed that the put/call rights and obligations related to the common units of Hexion Holdings LLC equity purchased by Mr. Johns continue, so long as he remains an employee of the Registrant. Mr. Johns will receive service credit for his prior years of service with MPM and GE as it relates to his benefits.

The foregoing summary of Mr. Johns’ terms of employment does not purport to be complete and is subject to and qualified in its entirety by reference to the terms of employment, which will be filed with the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	May 11, 2015	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer